SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: November 21, 2007
                        (Date of earliest event reported)

                      EarthFirst Technologies, Incorporated
             (Exact name of registrant as specified in its charter)

    Florida                       0-23897                        59-3462501
-------------------------------------------------------------------------------
 (State or other               (Commission                     (IRS Employer
 jurisdiction of                File Number)                   Identification
 incorporation)                                                    Number)


2515 E. Hanna Avenue, Tampa, Florida                              33610
------------------------------------                  -------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number including area code           (813) 238-5010



                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange
     Act (17 CFR 240.13e-4c)

Item  8.01        Other Events

     On November 21, 2007, the Company was served with a lawsuit in the United States District Court for the Middle District of Florida entitled Laurus Master Fund, Ltd. v. EarthFirst Technologies, Incorporated ("EarthFirst") , et al. Case # 8 07 CV 2723-T27EA. In its complaint Laurus is seeking relief against EarthFirst and certain of its subsidiaries, not including SolarDiesel Corporation ("SolarDiesel"). In Count I Laurus seeks to recover damages in excess of a claimed $8,500,000 for the Company's alleged breach of loan and forbearance agreements. In Counts II and III, Laurus seeks to foreclose on all collateral pledged to Laurus by EarthFirst and certain of its subsidiaries, except SolarDiesel. If successful, Laurus could force the judicial sale of all EarthFirst and certain of its subsidiaries (not including SolarDiesel's) assets to satisfy its indebtedness, and if any balance remained, seek to obtain a deficiency judgment for this balance. If successful, Laurus could also seek to obtain a money judgment in the full amount of its indebtedness, unpaid interest and legal fees. The Company has 20 days to respond to this lawsuit and is considering its options and defenses.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EarthFirst Technologies, Incorporated


                                    By: /s/ Frank W. Barker
                                        ---------------------------------
                                        Frank W. Barker
                                        Chief Financial Officer

Dated:   November 26, 2007